DOCUSIGN, INC.
Exhibit 99.1

Docusign Announces Second Quarter Fiscal 2025 Financial Results

San Francisco – September 5, 2024 – Docusign, Inc. (NASDAQ: DOCU) today announced results for its fiscal quarter ended July 31, 2024. Prepared remarks and the news release with the financial results will be accessible on Docusign’s website at investor.docusign.com prior to its webcast.

“Docusign continued its evolution with improved business stability and increased efficiency, resulting in record operating profit,” said Allan Thygesen, CEO of Docusign. “We’re proud that we began shipping our Intelligent Agreement Management platform this quarter and we are encouraged by the early results and customer feedback.”

Second Quarter Financial Highlights

▪Total revenue was $736.0 million, an increase of 7% year-over-year. Subscription revenue was $717.4 million, an increase of 7% year-over-year. Professional services and other revenue was $18.7 million, an increase of 2% year-over-year.
▪Billings were $724.5 million, an increase of 2% year-over-year.
▪GAAP gross margin was 78.9% compared to 78.8% in the same period last year. Non-GAAP gross margin was 82.2% compared to 82.3% in the same period last year.
▪GAAP net income per basic share was $4.34 on 205 million shares outstanding compared to $0.04 on 204 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $4.26 on 208 million shares outstanding compared to $0.04 on 208 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.97 on 208 million shares outstanding compared to $0.72 on 208 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $220.2 million compared to $211.0 million in the same period last year.
▪Free cash flow was $197.9 million compared to $183.6 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.0 billion at the end of the quarter.
▪Repurchases of common stock were $200.1 million compared to $30.0 million in the same period last year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights:

Docusign Intelligent Agreement Management (“IAM”) General Availability: Docusign announced the beginning of general availability for IAM, a new category of AI-powered cloud software that helps streamline and automate agreement processes.
▪IAM Release 1 Availability: IAM applications, which include IAM Core, IAM for Sales, and IAM for CX, are now generally available in the U.S. IAM for CX went live for small and medium-sized commercial customers in North America and Australia. IAM will continue to rollout to enterprise and self-service customers across additional geographies throughout the fiscal year.
Executive Appointments: Docusign announced the following new leaders:
▪Paula Hansen joined Docusign as President and Chief Revenue Officer, leading enterprise and commercial sales and partnership teams worldwide. Most recently, Hansen served as President and Chief Revenue Officer at Alteryx, where she was responsible for leading the global go-to-market organization, which includes worldwide sales, sales engineering, partners, marketing, customer experience, customer support and revenue operations. Prior to Alteryx, she served in senior sales roles at SAP and Cisco.
▪Sagnik Nandy joined Docusign as Chief Technology Officer, leading all aspects of engineering, research and engineering operations. Most recently, Nandy served as President and Chief Development Officer at Okta, where he led product, engineering and design for the Workforce Identity Cloud, which includes Okta’s core identity and access management platform. Prior to Okta, he served as VP of Engineering at Google.

DOCUSIGN, INC.
Guidance

The company currently expects the following guidance:

▪Quarter ending October 31, 2024 (in millions, except percentages):

Total revenue	$743	to	$747
Subscription revenue	$722	to	$726
Billings	$710	to	$720
Non-GAAP gross margin	81.0%	to	82.0%
Non-GAAP operating margin	28.5%	to	29.5%
Non-GAAP diluted weighted-average shares outstanding	206	to	211

▪Fiscal Year ending January 31, 2025 (in millions, except percentages):

Total revenue	$2,940	to	$2,952
Subscription revenue	$2,864	to	$2,876
Billings	$2,990	to	$3,030
Non-GAAP gross margin	81.0%	to	82.0%
Non-GAAP operating margin	29.0%	to	29.5%
Non-GAAP diluted weighted-average shares outstanding	206	to	211

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by many factors, including the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on September 5, 2024 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the Docusign Investor Relations website at investor.docusign.com. Prepared remarks and the news release with the financial results will also be accessible on Docusign’s website prior to the webcast. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (EST) September 19, 2024 using the passcode 13748491.

About Docusign

Docusign brings agreements to life. Approximately 1.6 million customers and more than a billion people in over 180 countries use Docusign solutions to accelerate the process of doing business and simplify people's lives. With intelligent agreement management, Docusign unleashes business critical data that is trapped inside of documents. Until now, these were disconnected from business systems of record, costing businesses time, money, and opportunity. Using Docusign IAM, companies can create, commit, and manage agreements with solutions created by the #1 company in e-signature and contract lifecycle management (CLM). Learn more at www.docusign.com.

Copyright 2024. Docusign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Docusign Investor Relations
investors@docusign.com

Media Relations:
Docusign Corporate Communications
media@docusign.com

DOCUSIGN, INC.
Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Guidance” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP operating margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, as well as statements related to our expectations regarding the benefits and rollout of the Docusign IAM platform. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, volatile interest rates, and market volatility on the global economy; our ability to estimate the size and growth of our total addressable market; our ability to compete effectively in an evolving and competitive market; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to effectively sustain and manage our growth and future expenses and maintain or increase future profitability; our ability to attract new customers and maintain and expand our existing customer base; our ability to effectively implement and execute our restructuring plans; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, including our ability to successfully incorporate generative artificial intelligence into our existing and future products; our ability to successfully execute our go-to-market and sales strategy for our IAM platform; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts; our ability to successfully implement and maintain new and existing information technology systems, including our ERP system; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2024 filed on March 21, 2024, our quarterly report on Form 10-Q for the quarter ended July 31, 2024, which we expect to file on September 6, 2024 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial

DOCUSIGN, INC.
performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, fair value adjustments to strategic investments, acquisition-related expenses, lease-related impairment and lease-related charges, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2024 and fiscal 2025, we have determined the projected non-GAAP tax rate to be 20%.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings can be used to measure our periodic performance, when taking into consideration the timing aspects of customer renewals, which represents a large component of our business. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue:
Subscription	$717,366	$669,367	$1,408,849	$1,308,674
Professional services and other	18,661	18,320	36,818	40,401
Total revenue	736,027	687,687	1,445,667	1,349,075
Cost of revenue:
Subscription	132,372	116,185	258,974	225,127
Professional services and other	23,093	29,397	45,937	56,942
Total cost of revenue	155,465	145,582	304,911	282,069
Gross profit	580,562	542,105	1,140,756	1,067,006
Operating expenses:
Sales and marketing	287,464	294,838	569,108	575,443
Research and development	147,571	135,960	281,891	251,324
General and administrative	87,129	103,884	179,607	208,695
Restructuring and other related charges	597	811	29,721	29,583
Total operating expenses	522,761	535,493	1,060,327	1,065,045
Income from operations	57,801	6,612	80,429	1,961
Interest expense	(544)	(1,592)	(688)	(3,558)
Interest income and other income, net	14,630	17,455	28,739	29,700
Income before provision for (benefit from) income taxes	71,887	22,475	108,480	28,103
Provision for (benefit from) income taxes	(816,324)	15,080	(813,491)	20,169
Net income	$888,211	$7,395	$921,971	$7,934
Net income per share attributable to common stockholders:
Basic	$4.34	$0.04	$4.49	$0.04
Diluted	$4.26	$0.04	$4.40	$0.04
Weighted-average shares used in computing net income per share:
Basic	204,604	203,703	205,231	203,177
Diluted	208,274	208,192	209,559	208,284

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$15,593	$13,081	$29,774	$24,438
Cost of revenue—professional services and other	4,998	7,286	9,700	14,016
Sales and marketing	58,778	51,563	105,049	96,889
Research and development	53,430	45,151	97,632	81,148
General and administrative	31,649	34,592	60,169	74,934
Restructuring and other related charges	208	34	4,836	4,988

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	July 31, 2024	January 31, 2024
Assets
Current assets
Cash and cash equivalents	$619,064	$797,060
Investments—current	319,289	248,402
Accounts receivable, net	309,885	439,299
Contract assets—current	13,449	15,922
Prepaid expenses and other current assets	81,693	66,984
Total current assets	1,343,380	1,567,667
Investments—noncurrent	102,537	121,977
Property and equipment, net	265,544	245,173
Operating lease right-of-use assets	117,877	123,188
Goodwill	455,519	353,138
Intangible assets, net	90,227	50,905
Deferred contract acquisition costs—noncurrent	427,599	409,627
Deferred tax assets—noncurrent	822,026	2,031
Other assets—noncurrent	129,232	97,584
Total assets	$3,753,941	$2,971,290
Liabilities and Equity
Current liabilities
Accounts payable	$8,116	$19,029
Accrued expenses and other current liabilities	93,251	104,037
Accrued compensation	178,603	195,266
Contract liabilities—current	1,307,565	1,320,059
Operating lease liabilities—current	19,769	22,230
Total current liabilities	1,607,304	1,660,621
Contract liabilities—noncurrent	23,020	21,980
Operating lease liabilities—noncurrent	115,832	120,823
Deferred tax liability—noncurrent	18,122	16,795
Other liabilities—noncurrent	28,257	21,332
Total liabilities	1,792,535	1,841,551
Stockholders’ equity
Common stock	20	21
Treasury stock	(2,670)	(2,164)
Additional paid-in capital	3,087,650	2,821,461
Accumulated other comprehensive loss	(24,548)	(19,360)
Accumulated deficit	(1,099,046)	(1,670,219)
Total stockholders’ equity	1,961,406	1,129,739
Total liabilities and equity	$3,753,941	$2,971,290

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$888,211	$7,395	$921,971	$7,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,022	25,238	51,528	48,105
Amortization of deferred contract acquisition and fulfillment costs	57,255	50,152	111,467	98,382
Amortization of debt discount and transaction costs	139	1,249	277	2,495
Non-cash operating lease costs	4,984	5,751	9,862	11,731
Stock-based compensation expense	164,656	151,707	307,160	296,413
Deferred income taxes	(826,038)	1,797	(824,561)	3,420
Other	3,851	49	5,323	(782)
Changes in operating assets and liabilities:
Accounts receivable	(7,068)	(8,478)	123,571	99,803
Prepaid expenses and other current assets	(6)	2,383	(17,067)	(14,420)
Deferred contract acquisition and fulfillment costs	(68,183)	(56,830)	(131,255)	(113,356)
Other assets	(16,975)	(772)	(15,058)	(8,433)
Accounts payable	(10,412)	(11,273)	(11,575)	(20,294)
Accrued expenses and other liabilities	(4,680)	9,069	(8,160)	10,164
Accrued compensation	25,146	18,270	(19,902)	(3,312)
Contract liabilities	(11,553)	22,171	(16,526)	40,458
Operating lease liabilities	(6,141)	(6,862)	(12,021)	(13,657)
Net cash provided by operating activities	220,208	211,016	475,034	444,651
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	(143,611)	—	(143,611)	—
Purchases of marketable securities	(103,603)	(120,542)	(223,241)	(174,372)
Maturities of marketable securities	93,509	83,318	175,623	164,017
Purchases of strategic and other investments	(125)	(120)	(625)	(120)
Purchases of property and equipment	(22,280)	(27,379)	(45,033)	(46,436)
Net cash used in investing activities	(176,110)	(64,723)	(236,887)	(56,911)
Cash flows from financing activities:
Repurchases of common stock	(200,076)	(30,008)	(349,138)	(70,480)
Settlement of capped calls, net of related costs	—	—	—	23,688
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(39,446)	(40,044)	(81,083)	(62,681)
Proceeds from exercise of stock options	454	705	1,089	832
Proceeds from employee stock purchase plan	—	—	20,190	18,390
Net cash used in financing activities	(239,068)	(69,347)	(408,942)	(90,251)
Effect of foreign exchange on cash, cash equivalents and restricted cash	238	1,279	(2,677)	2,290
Net increase (decrease) in cash, cash equivalents and restricted cash	(194,732)	78,225	(173,472)	299,779
Cash, cash equivalents and restricted cash at beginning of period (1)	822,759	944,755	801,499	723,201
Cash, cash equivalents and restricted cash at end of period (1)	$628,027	$1,022,980	$628,027	$1,022,980
(1) Cash, cash equivalents and restricted cash included restricted cash of $9.0 million and $4.4 million at July 31, 2024 and January 31, 2024.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2024	2023	2024	2023
GAAP gross profit	$580,562	$542,105	$1,140,756	$1,067,006
Add: Stock-based compensation	20,591	20,367	39,474	38,454
Add: Amortization of acquisition-related intangibles	3,067	2,314	5,137	4,717
Add: Employer payroll tax on employee stock transactions	816	713	1,839	1,387
Add: Lease-related impairment and lease-related charges	—	292	—	721
Non-GAAP gross profit	$605,036	$565,791	$1,187,206	$1,112,285
GAAP gross margin	78.9%	78.8%	78.9%	79.1%
Non-GAAP adjustments	3.3%	3.5%	3.1%	3.3%
Non-GAAP gross margin	82.2%	82.3%	82.0%	82.4%

GAAP subscription gross profit	$584,994	$553,182	$1,149,875	$1,083,547
Add: Stock-based compensation	15,593	13,081	29,774	24,438
Add: Amortization of acquisition-related intangibles	3,067	2,314	5,137	4,717
Add: Employer payroll tax on employee stock transactions	595	465	1,387	930
Add: Lease-related impairment and lease-related charges	—	206	—	505
Non-GAAP subscription gross profit	$604,249	$569,248	$1,186,173	$1,114,137
GAAP subscription gross margin	81.5%	82.6%	81.6%	82.8%
Non-GAAP adjustments	2.7%	2.4%	2.6%	2.3%
Non-GAAP subscription gross margin	84.2%	85.0%	84.2%	85.1%

GAAP professional services and other gross loss	$(4,432)	$(11,077)	$(9,119)	$(16,541)
Add: Stock-based compensation	4,998	7,286	9,700	14,016
Add: Employer payroll tax on employee stock transactions	221	248	452	457
Add: Lease-related impairment and lease-related charges	—	86	—	216
Non-GAAP professional services and other gross profit	$787	$(3,457)	$1,033	$(1,852)
GAAP professional services and other gross margin	(23.8)%	(60.4)%	(24.8)%	(40.9)%
Non-GAAP adjustments	28.0%	41.5%	27.6%	36.3%
Non-GAAP professional services and other gross margin	4.2%	(18.9)%	2.8%	(4.6)%

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Reconciliation of operating expenses:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2024	2023	2024	2023
GAAP sales and marketing	$287,464	$294,838	$569,108	$575,443
Less: Stock-based compensation	(58,778)	(51,563)	(105,049)	(96,889)
Less: Amortization of acquisition-related intangibles	(3,113)	(2,630)	(5,742)	(5,259)
Less: Employer payroll tax on employee stock transactions	(1,595)	(1,400)	(3,733)	(3,070)
Less: Lease-related impairment and lease-related charges	—	(815)	—	(2,171)
Non-GAAP sales and marketing	$223,978	$238,430	$454,584	$468,054
GAAP sales and marketing as a percentage of revenue	39.1%	42.9%	39.4%	42.7%
Non-GAAP sales and marketing as a percentage of revenue	30.4%	34.7%	31.4%	34.7%

GAAP research and development	$147,571	$135,960	$281,891	$251,324
Less: Stock-based compensation	(53,430)	(45,151)	(97,632)	(81,148)
Less: Employer payroll tax on employee stock transactions	(1,754)	(1,387)	(4,319)	(2,795)
Less: Lease-related impairment and lease-related charges	—	(381)	—	(873)
Non-GAAP research and development	$92,387	$89,041	$179,940	$166,508
GAAP research and development as a percentage of revenue	20.0%	19.8%	19.5%	18.6%
Non-GAAP research and development as a percentage of revenue	12.6%	12.9%	12.4%	12.3%

GAAP general and administrative	$87,129	$103,884	$179,607	$208,695
Less: Stock-based compensation	(31,649)	(34,592)	(60,169)	(74,934)
Less: Employer payroll tax on employee stock transactions	(607)	(546)	(1,285)	(978)
Less: Acquisition-related expenses	(3,358)	—	(4,716)	—
Less: Lease-related impairment and lease-related charges	—	(296)	—	(695)
Non-GAAP general and administrative	$51,515	$68,450	$113,437	$132,088
GAAP general and administrative as a percentage of revenue	11.8%	15.1%	12.4%	15.4%
Non-GAAP general and administrative as a percentage of revenue	7.0%	10.0%	7.8%	9.8%

Reconciliation of income from operations and operating margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2024	2023	2024	2023
GAAP income from operations	$57,801	$6,612	$80,429	$1,961
Add: Stock-based compensation	164,448	151,673	302,324	291,425
Add: Amortization of acquisition-related intangibles	6,180	4,944	10,879	9,976
Add: Employer payroll tax on employee stock transactions	4,772	4,046	11,176	8,230
Add: Acquisition-related expenses	3,358	—	4,716	—
Add: Restructuring and other related charges	597	811	29,721	29,583
Add: Lease-related impairment and lease-related charges	—	1,784	—	4,460
Non-GAAP income from operations	$237,156	$169,870	$439,245	$345,635
GAAP operating margin	7.9%	1.0%	5.6%	0.1%
Non-GAAP adjustments	24.3%	23.7%	24.8%	25.5%
Non-GAAP operating margin	32.2%	24.7%	30.4%	25.6%

DOCUSIGN, INC.
Reconciliation of net income and net income per share, basic and diluted:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2024	2023	2024	2023
GAAP net income	$888,211	$7,395	$921,971	$7,934
Add: Stock-based compensation	164,448	151,673	302,324	291,425
Add: Amortization of acquisition-related intangibles	6,180	4,944	10,879	9,976
Add: Employer payroll tax on employee stock transactions	4,772	4,046	11,176	8,230
Add: Acquisition-related expenses	3,358	—	4,716	—
Add: Restructuring and other related charges	597	811	29,721	29,583
Add: Amortization of debt discount and issuance costs	—	1,294	—	2,898
Add: Fair value adjustments to strategic investments	—	—	—	119
Add: Lease-related impairment and lease-related charges	—	1,784	—	4,460
Add: Income tax and other tax adjustments	(866,572)	(22,325)	(906,950)	(54,790)
Non-GAAP net income	$200,994	$149,622	$373,837	$299,835

Numerator:
Non-GAAP net income	$200,994	$149,622	$373,837	$299,835
Add: Interest expense on convertible senior notes	—	46	—	403
Non-GAAP net income attributable to common stockholders, diluted	$200,994	$149,668	$373,837	$300,238

Denominator:
Weighted-average common shares outstanding, basic	204,604	203,703	205,231	203,177
Effect of dilutive securities	3,670	4,489	4,328	5,107
Non-GAAP weighted-average common shares outstanding, diluted	208,274	208,192	209,559	208,284

GAAP net income per share, basic	$4.34	$0.04	$4.49	$0.04
GAAP net income per share, diluted	$4.26	$0.04	$4.40	$0.04
Non-GAAP net income per share, basic	$0.98	$0.73	$1.82	$1.48
Non-GAAP net income per share, diluted	$0.97	$0.72	$1.78	$1.44

Computation of free cash flow:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$220,208	$211,016	$475,034	$444,651
Less: Purchases of property and equipment	(22,280)	(27,379)	(45,033)	(46,436)
Non-GAAP free cash flow	$197,928	$183,637	$430,001	$398,215
Net cash used in investing activities	$(176,110)	$(64,723)	$(236,887)	$(56,911)
Net cash used in financing activities	$(239,068)	$(69,347)	$(408,942)	$(90,251)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2024	2023	2024	2023
Revenue	$736,027	$687,687	$1,445,667	$1,349,075
Add: Contract liabilities and refund liability, end of period	1,334,461	1,233,894	1,334,461	1,233,894
Less: Contract liabilities and refund liability, beginning of period	(1,340,680)	(1,210,965)	(1,343,792)	(1,191,269)
Add: Contract assets and unbilled accounts receivable, beginning of period	17,179	22,936	20,189	16,615
Less: Contract assets and unbilled accounts receivable, end of period	(17,461)	(22,358)	(17,461)	(22,358)
Add: Contract assets and unbilled accounts receivable by acquisitions	53	—	53	—
Less: Contract liabilities and refund liability contributed by acquisitions	(5,071)	—	(5,071)	—
Non-GAAP billings	$724,508	$711,194	$1,434,046	$1,385,957